Exhibit 99.1

KULR Provides Safe Battery Testing Solutions to Leading
Manufacturer of Electric Vertical Take-Off and Landing Aircrafts

SAN DIEGO / GLOBENEWSWIRE / June 21, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today entered into an agreement to undertake a series of battery cell testing projects with a top 5 global manufacturer in the electric vertical take-off and landing (“eVTOL") sector. The tests are to be completed in the third quarter of 2023 and will further advance eVTOL battery safety as federal regulators look to put forward certification rules for the emerging eVTOL air taxi market.

The Company’s rigorous testing protocols incorporate its extensive spaceflight expertise and proprietary KULR ONE Design Solutions (“K1DS”) to deliver what the Company believes to be the world’s most rigorous testing platform for battery safety. These tests will include Fractional Thermal Runaway Calorimetry, bomb calorimetry, and impingement zone mapping. By providing a uniquely thorough cell-level characterization of the thermal runaway behavior of the customer’s cells, KULR is able to provide this and all its customers what it considers globally unique insight into how to optimize battery safety.

As K1DS business continues to grow, KULR is accelerating the understanding of battery thermal behavior via its growing data science efforts. Ultimately, through its artificial intelligence (AI) applications learning from this data, KULR anticipates delivering continued best in class solutions for battery safety across applications, including the emerging eVTOL industry.

Understanding high power and high-energy cell safety is essential to legitimizing eVTOL as a credible and secure mode of travel, which is paramount to pilot and passenger safety, and also facilitates innovative supply logistics routes for future shipping and transportation models. By applying its industry leading solutions, KULR is delivering more reliable and safer battery systems to market. In addition to its work across the eVTOL industry, the Company’s recent United States Army contract to develop a high-energy battery storage platform for advanced aviation applications is another example KULR’s global leadership in battery safety.

“We are at the beginning of the electrification movement and it’s great to see a leading global eVTOL manufacturer fully embrace the strategic value of better testing for designing the next wave of eVTOL battery systems,” said Michael Mo, CEO of KULR Technology Group. “KULR's solutions are more important than ever at ensuring consumer safety not only for eVTOL's but across a variety of e-mobility industries including electric vehicles, electric maritime transportation, and more. We believe that our growth prospects and position in the battery safety marketplace have never looked better. In fact, we expect second quarter 2023 revenues to be a company record, setting us up for the strongest half-year in the Company's history. If the second quarter of 2023 delivers as expected, we will generate more revenue in the first half of 2023 than we did in all of 2022."

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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